Exhibit 99.1

For Release:	Immediately

Contact:	Media –
	Aidan Gormley, Director, Global Communications and Branding aidan.gormley@parker.com	216/896-3258

Financial Analysts –
	Robin J. Davenport, Vice President, Corporate Finance	216/896-2265
rjdavenport@parker.com

Stock Symbol:  PH - NYSE

Parker to Acquire Exotic Metals Forming Company in Strategic Transaction that Significantly Expands Aerospace Group Product Portfolio

•	Strategically Enhances Parker’s Portfolio of Attractive Margin, High Growth Businesses

•	Adds Approximately $450 million in Expected Annual Sales to Aerospace with Long Term Agreements in Place for High Growth, High Volume Programs

•	Brings Complementary Offering of Technically Demanding, High Temperature, High Pressure Air and Exhaust Management Solutions for Performance-Critical Aircraft and Engine Applications

•	Expected to be Accretive to Organic Growth, EBITDA Margins, EPS and Cash Flow, Excluding One-time Costs

•	Parker to Host Conference Call Today at 8:30 AM ET

CLEVELAND – July 29, 2019 – Parker Hannifin Corporation (NYSE:PH), the global leader in motion and control technologies, today announced that it has entered into a definitive agreement to acquire Exotic Metals Forming Company LLC for $1.725 billion in cash. When adjusted for approximately $170 million of expected tax benefits, the net transaction value is approximately $1.56 billion. The transaction has been approved by the Board of Directors of each company and is subject to customary closing conditions, including receipt of applicable regulatory approvals.

Exotic Metals, headquartered in Kent, Washington, is a privately held company founded in 1966 that designs and manufactures innovative and technically demanding, high temperature, high pressure air and exhaust management solutions for aircraft and engines. Exotic Metals has expected annual sales of approximately $450 million and employs 1,600 team members across three locations in the United States.

“This strategic acquisition further reinforces our commitment to investing in high growth, attractive margin businesses and accelerates our goal of achieving top-quartile financial performance among our diversified industrial peers,” said Tom Williams, Chairman and Chief Executive Officer of Parker. “Exotic will significantly bolster our already strong aerospace offering with complementary products for performance-critical applications. As a result of the acquisition, we will be better positioned to accelerate growth through increased aftermarket opportunities and expanded content on industry leading programs. The acquisition is expected to drive substantial value for Parker’s shareholders. We expect the transaction to be accretive to organic growth, EBITDA margins, EPS and cash flow, excluding one-time costs.”

Bill Binder, President and CEO of Exotic Metals, commented, “The Parker heritage and culture embodies the values Exotic has held dear throughout our 53-year-old history as a family business. The combination of our two companies will be highly complementary and enables Exotic to flourish and grow by better serving our customers and our people. Parker provides our business access to additional platforms and opportunities to expand our aftermarket offerings. Most importantly, Parker and Exotic both have long, successful histories of providing high quality solutions to the aerospace industry, a genuine focus on maintaining deep and lasting customer relationships and fostering an environment of technical innovation and entrepreneurial spirit among our team members.”

Delivers Compelling Financial and Strategic Benefits

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Meaningfully Expands Parker’s Aerospace Business: Exotic Metals’ unique products and proprietary manufacturing capabilities will enhance Parker’s aerospace products and solutions, resulting in a stronger value proposition for our customers. Exotic Metals’ high temperature engine build-up technologies, engine exhaust nozzles, complex engine turbine hot section assemblies, and airframe and engine ducting will complement Parker’s portfolio of flight control, fuel and inerting, hydraulics, fluid conveyance and engine technologies.

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Complementary Products for Performance-Critical Applications on High Growth Platforms: Exotic Metals specializes in some of the most complex and demanding aircraft applications such as high-pressure air and exhaust management throughout the airframe and engine, which are complementary to Parker’s flow control technologies. This acquisition will increase Parker’s offering in the attractive engine segment, serving high growth programs.

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Adds Attractive Margin Business with Substantial Growth Potential: Exotic Metals has long-term agreements in place across high growth aerospace programs. Parker also expects growth synergies through cross-selling opportunities and leveraging Parker’s strong aftermarket position. Parker expects to realize approximately $13 million in pre-tax run-rate synergies by fiscal year 2023 by combining supplier networks and implementing Win Strategy initiatives. The cumulative cost to achieve these synergies is expected to be approximately $5 million.

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Adds Significant Shareholder Value and is Accretive to EBITDA Margins: The transaction is expected to be accretive to Parker’s organic growth, EBITDA margins, EPS and cash flow, after adjusting for one-time costs, and to achieve high single-digit ROIC in year five with continued expansion.

Organization and Leadership

Upon the closing of this transaction, Parker plans to have Exotic Metals operate as a standalone division within Parker’s Aerospace Group, which is led by Roger Sherrard, Vice President and President Aerospace Group.

“We are excited about the tangible growth opportunities this transaction provides,” said Sherrard. “We look forward to joining our teams with a common focus on building lasting relationships with our customers, driving innovation and engineering excellence, nurturing an entrepreneurial spirit, and acting with integrity and respect.”

Financing and Dividend

Parker plans to finance the transaction using new debt. Following the completion of the transaction, Parker expects to maintain a high investment grade credit profile.

The transaction is not expected to impact Parker’s dividend payout target of approximately 30-35% average percent of net income over a five-year period, while maintaining its record of annual dividend increases.

Approvals and Time to Closing

The transaction is expected to be completed within the next two to three months and is subject to customary closing conditions, including receipt of applicable regulatory approvals.

Advisors

Barclays is serving as financial advisor and Jones Day is serving as legal counsel to Parker. Lazard is serving as financial advisor and Perkins Coie is serving as legal counsel to Exotic Metals.

Conference Call and Webcast Information

Parker will host a conference call today, July 29, 2019 at 8:30 AM Eastern Time, to discuss the transaction. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of Parker’s website at www.phstock.com.

A webcast replay will also be available on Parker’s website in the Investor Relations section.

About Parker Hannifin

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than 100 years the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. Parker has increased its annual dividend per share paid to shareholders for 63 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

About Exotic Metals Forming Company

Exotic Metals Forming Company specializes in the design and manufacture of state-of-the-art, high-temperature, high-strength complex hard-metal fabrications to the aerospace and defense industry. For more than 50 years, the company has established itself as a trusted partner to its customers by providing innovative solutions and world-class delivery, quality and support. Exotic Metals is a recognized industry leader for manufacturing performance, technical innovation, and delivering the right solution for its customers on time, every time.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the related share purchase agreement; the failure to satisfy any of the conditions to the proposed transaction set forth in the related share purchase agreement; the possibility that a governmental entity may prohibit the consummation of the proposed transaction or may delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction, or that in order for the parties to obtain any such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; adverse effects on Parker’s common stock because of the failure to complete the proposed transaction; either company’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the possibility that the expected synergies and value creation from the proposed transaction will not be realized or will not be realized within the expected time period; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed on August 24, 2018 and other periodic filings made with the SEC. Parker makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.